UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 15, 2021

TRAQIQ, INC.

(Exact Name of Registrant as Specified in its Charter)

California (State or other jurisdiction of incorporation)	333-172658 (Commission File number)	30-0580318 (IRS Employer Identification No.)

14205 SE 36th Street, Suite 100, Bellevue, WA 98006

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (425) 818-0560

(Former name or former address, if changed since last report.)

Copies to:

Sam Schmutte, Esq.

Alerding Castor LLP

47 S. Pennsylvania St., Ste 700

Indianapolis, IN 46204

Phone: 317.829.1910

Fax: 317.423.2089

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRIQ	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 305 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 15, 2021, TraQiQ, Inc. (the “Company”) entered into a direct financial obligation in the form of a Note Purchase Agreement (the “Purchase Agreement”) and a 2021 Promissory Note (the “Note”) with Greg Rankich, a director of the Company (“Rankich”), pursuant to which Rankich loaned the principal sum of $400,000 to the Company. The Note matures and payment of the principal sum is required on or before 180 days after the date of the Note. Interest accrues on the principal outstanding from time to time under the Note at a rate of 0% per annum The Note may be prepaid by the Company in whole or in part at any time prior to the maturity date without penalty or premium of any kind. Events of default under the Note which could result in acceleration of the payment obligation under the Note are defined in the Note as: (1) the Company, after five days’ written notice from the holder to the Company, fails to timely pay any amount due and payable under the Note; (2) the Company becomes insolvent or bankrupt, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for the Company or for the major part of its property; or (3) bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar requirements of law for the relief of debtors, are instituted by or against the Company and, if instituted on an involuntary basis against the Company such involuntary proceedings are consented to or are not dismissed within 90 days after institution.

Item 3.02	Unregistered Sales of Equity Securities

On June 15, 2021, pursuant to the Purchase Agreement and in connection with the issuance of the Note as described above, the Company issued 300,000 shares of its Common Stock, par value $0.0001 per share, to Rankich as a “Commitment Fee.” The shares were valued under the Purchase Agreement at $1.00 per share. The shares were issued as a private offering and sale pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Rankich is a director of the Company and was the only recipient of shares in this transaction. Rankich represented in the Purchase Agreement that he has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the Note and the shares, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment. Resale of the shares is restricted, and a legend was applied to the share certificates prohibiting sale or transfer without an effective registration statement or an applicable exemption from registration.

In addition, pursuant to the Purchase Agreement, Rankich granted to the Company an option to redeem up to 150,000 of such shares (as adjusted for stock splits, stock dividends or similar events) at a total cost of $1.00, if the Note has been repaid in full (including accrued and unpaid interest) on or prior to its maturity date (without extension).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Note Purchase Agreement.

10.2	2021 Promissory Note.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

TRAQIQ, INC.

Date: June 16, 2021	/s/ Ajay Sikka
Ajay Sikka
Chief Executive Officer

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